Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-11998, 333-107242 and 333-129762 on Form S-8, and in Registration Statements Nos. 333-133573 and 333-124713 on Form S-3 of our reports dated March 1, 2006 (June 30, 2006 as to Note 20), relating to the consolidated financial statements and financial statement schedules of PartnerRe Ltd. and subsidiaries (which report on the consolidated financial statements expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement described in Note 20 and the Company’s change in method of accounting for Mandatorily Redeemable Preferred Securities and Trust Preferred Securities), and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K/A of PartnerRe Ltd. and subsidiaries for the year ended December 31, 2005.

/s/ Deloitte & Touche
Deloitte & Touche

Hamilton, Bermuda
June 30, 2006